                                                                    EXHIBIT 11.1

      INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARY
                  COMPUTATION OF PRO FORMA NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             YEAR ENDED        NINE MONTHS ENDED
                                                                          DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                         -------------------  --------------------

Net loss...............................................................      $   (11,271)         $    (17,851)
                                                                                --------              --------
                                                                                --------              --------
Weighted average common stock outstanding..............................               85                   383
Staff Accounting Bulletin No. 83 issuances and grants(1)...............            4,140                 4,140
Weighted average common shares issuable upon conversion of preferred
  stock outstanding(2).................................................            7,235                16,844
                                                                                --------              --------
    Pro forma weighted average shares outstanding......................           11,460                21,367
                                                                                --------              --------
                                                                                --------              --------
Pro forma net loss per share...........................................      $     (0.98)         $      (0.84)
                                                                                --------              --------
                                                                                --------              --------

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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
    83, common and preferred stock issued during the 12-month period preceding the date of the initial filing of the Registration Statement, have been included in the calculation of common equivalent shares.

(2) Reflects the conversion of the Company's preferred stock to common stock on an "as-if" converted basis, from the time of issuance.